UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 28, 2012, WellCare of Florida, Inc. (“WCFL”), a wholly-owned subsidiary of WellCare Health Plans, Inc. (“WellCare”), received a countersigned Contract No. FA967 (the “D-SNP Agreement”) between WCFL and the State of Florida, Agency for Health Care Administration (“AHCA”).

A “D-SNP” is a special needs plan offered to members of a Medicare Advantage plan that are eligible for both Medicare and Medicaid.  Effective January 1, 2013, the Medicare Improvements for Patients and Providers Act, commonly known as MIPPA, and its related regulations require that any company that wishes to offer a D-SNP in a particular state enter into a contract with that state to coordinate benefits and/or services for such members.  The D-SNP Agreement is intended to fulfill this requirement in the State of Florida for certain of WellCare’s Medicare Advantage plans.

The D-SNP Agreement outlines the terms under which WCFL will provide for its eligible D-SNP members specified Medicaid covered services and coordinate their care.  WCFL will be paid a capitated rate of $10 per member per month for members residing in Medicaid Areas 9, 10 and 11; in the remaining Medicaid Areas WCFL will be paid a capitated rate of between $52 and $62 per member per month depending on the member’s eligibility category.

Among other things, the terms of the D-SNP Agreement also require WCFL to maintain an adequate provider network to provide the services contemplated by the D-SNP Agreement, to provide AHCA with regular encounter data reports and other reports as prescribed by AHCA, and to provide WCFL’s D-SNP members with a comprehensive written statement of benefits.  The D-SNP Agreement also sets forth certain liquidated damages that can be assessed against WCFL in the event of certain violations of the terms of the D-SNP Agreement.

The term of the D-SNP Agreement begins on January 1, 2013 and terminates on December 31, 2013.  It may be renewed for up to an additional three years at the option of AHCA.  In addition, AHCA may terminate the D-SNP Agreement without cause at any time upon 30 days notice to WCFL.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the D-SNP Agreement.  The above description is qualified in its entirety by reference to the D-SNP Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01                 Financial Statements and Exhibits

 (d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Contract No. FA967 dated June 28, 2012 between WellCare of Florida, Inc. and the State of Florida, Agency for Health Care Administration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract No. FA967 dated June 28, 2012 between WellCare of Florida, Inc. and the State of Florida, Agency for Health Care Administration